

SHAREHOLDER RESPONSE SUMMARY REPORT
IDS FUNDS
IDS High Yield Tax-Exempt Fund, Inc.
June 16, 1999
                                            % of Outstanding   % of Shares
                             No. of Shares       Shares          Voted
1. Election of Board members.

H. Brewster Atwater, Jr.
         Affirmative        730,746,318.777          57.130%     98.586%
         Withhold            10,482,675.933           0.820%      1.414%
          TOTAL             741,228,994.710          57.950%    100.000%

Arne H. Carlson
         Affirmative        729,680,734.933          57.047%     98.442%
         Withhold            11,548,259.777           0.903%      1.558%
          TOTAL             741,228,994.710          57.950%    100.000%

Lynne V. Cheney
         Affirmative        730,148,266.757          57.083%     98.505%
         Withhold            11,080,727.953           0.867%      1.495%
          TOTAL             741,228,994.710          57.950%    100.000%

William H. Dudley
         Affirmative        730,734,036.445          57.129%     98.584%
         Withhold            10,494,958.265           0.821%      1.416%
          TOTAL             741,228,994.710          57.950%    100.000%

David R. Hubers
         Affirmative        730,966,451.344          57.147%     98.615%
         Withhold            10,262,543.366           0.803%      1.385%
          TOTAL             741,228,994.710          57.950%    100.000%

Heinz F. Hutter
         Affirmative        730,506,805.874          57.111%     98.553%
         Withhold            10,722,188.836           0.839%      1.447%
          TOTAL             741,228,994.710          57.950%    100.000%

Anne P. Jones
         Affirmative        730,766,157.420          57.132%     98.588%
         Withhold            10,462,837.290           0.818%      1.412%
          TOTAL             741,228,994.710          57.950%    100.000%

William R. Pearce
         Affirmative        730,376,188.733          57.101%     98.536%
         Withhold            10,852,805.977           0.849%      1.464%
          TOTAL             741,228,994.710          57.950%    100.000%

Alan K. Simpson
         Affirmative        729,919,268.029          57.065%     98.474%
         Withhold            11,309,726.681           0.885%      1.526%
          TOTAL             741,228,994.710          57.950%    100.000%

John R. Thomas
         Affirmative        730,913,044.996          57.143%     98.608%
         Withhold            10,315,949.714           0.807%      1.392%
          TOTAL             741,228,994.710          57.950%    100.000%


SHAREHOLDER RESPONSE SUMMARY REPORT
IDS FUNDS
IDS High Yield Tax-Exempt Fund, Inc.
June 16, 1999

                                            % of Outstanding   % of Shares
                             No. of Shares       Shares           Voted

C. Angus Wurtele
         Affirmative        730,668,876.543          57.124%     98.575%
         Withhold            10,560,118.167           0.826%      1.425%
          TOTAL             741,228,994.710          57.950%    100.000%

2.  Ratify the selection of independent auditors
         Affirmative        722,569,065.007          56.491%     97.483%
         Against              7,007,076.060           0.548%      0.945%
         Abstain             11,652,853.643           0.911%      1.572%
         TOTAL              741,228,994.710          57.950%    100.000%

3. Change the Fund name from "IDS" to "AXP"
         Affirmative        657,506,233.563          51.404%     88.705%
         Against             66,564,396.702           5.204%      8.980%
         Abstain             17,158,364.445           1.342%      2.315%
         TOTAL              741,228,994.710          57.950%    100.000%


FUND TOTALS                 Shares
Record Total                1,279,091,433.705
Voted Shares                741,228,994.710
Percent Voted                       57.950%

SHAREHOLDER RESPONSE SUMMARY REPORT
IDS FUNDS
IDS High Yield Tax-Exempt Fund, Inc. - Class B
June 16, 1999
                                            % of Outstanding    % of Shares
                             No. of Shares       Shares            Voted

4. Approve a new shareholder service and distribution plan.
         Affirmative         30,492,094.257          46.096%     91.216%
         Against              1,963,991.509           2.969%      5.875%
         Abstain                972,435.194           1.470%      2.909%
         TOTAL               33,428,520.960          50.535%    100.000%


FUND TOTALS                 Shares
Record Total                 66,149,244.999
Voted Shares                 33,428,520.960
Percent Voted                       50.535%


SHAREHOLDER RESPONSE SUMMARY REPORT
IDS FUNDS
IDS High Yield Tax-Exempt Fund, Inc. - Class A&B
June 16, 1999

                                            % of Outstanding    % of Shares
                             No. of Shares       Shares            Voted

4. Approve a new shareholder service and distribution plan.
         Affirmative        657,907,800.590          51.497%     89.387%
         Against             51,288,899.167           4.014%      6.969%
         Abstain             26,824,175.911           2.100%      3.644%
         TOTAL              736,020,875.668          57.611%    100.000%
         Not Voting           5,205,302.000

FUND TOTALS                 Shares
Record Total                1,277,572,737.278
Voted Shares                741,226,177.668
Percent Voted                       58.018%
